Exhibit 1.9

Notice to U.S. Investors

The proposed transaction relates to the securities of CaixaBank, S.A. and Bankia, S.A., both companies incorporated in Spain. Information distributed in connection with the proposed transaction and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein are prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed transaction, since the companies are located in Spain and some or all of their officers and directors are residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares otherwise than under the proposed transaction, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed transaction.

The ordinary shares of CaixaBank, S.A. have not been and are not intended to be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States of America except pursuant to an applicable exemption from the registration requirements of such Act.

IDENTITY OF THE CURRENT DIRECTORS OF CAIXABANK, S.A.

JORDI GUAL SOLÉ (Chairman); date of first appointment 30-06-2016.

TOMÁS MUNIESA ARANTEGUI (Deputy Chairman); date of first appointment 01-01-2018.

GONZALO GORTÁZAR ROTAECHE (Chief Executive Officer); date of first appointment 30-06-2014.

JOHN S. REED (Lead Independent Director); date of first appointment 03-11-2011.

NATALIA AZNÁREZ GÓMEZ; on behalf of Fundación CajaCanarias, date of first appointment 23-02-2017.

MARIA TERESA BASSONS BONCOMPTE; date of first appointment 26-06-2012.

MARÍA VERÓNICA FISAS VERGÉS; date of first appointment 25-02-2016.

ALEJANDRO GARCÍA-BRAGADO DALMAU; date of first appointment 01-01-2017.

CRISTINA GARMENDIA MENDIZÁBAL; date of first appointment 05-04-2019.

IGNACIO GARRALDA RUIZ DE VELASCO; date of first appointment 06-04-2017.

MARÍA AMPARO MORALEDA MARTÍNEZ; date of first appointment 24-04-2014.

EDUARDO JAVIER SANCHIZ IRAZU; date of first appointment 21-09-2017.

JOSÉ SERNA MASIÁ; date of first appointment 30-06-2016.

KORO USARRAGA UNSAIN; date of first appointment 30-06-2016.

IDENTITY OF THE CURRENT DIRECTORS OF BANKIA, S.A.

JOSÉ IGNACIO GOIRIGOLZARRI TELLAECHE (Chairman); date of first appointment 09-05-2012.

JOSÉ SEVILLA ÁLVAREZ (Chief Executive Officer); date of first appointment 25-05-2012.

ANTONIO ORTEGA PARRA (Executive Officer); date of first appointment 25-06-2014.

EVA CASTILLO SANZ (Lead Independent Director); date of first appointment 25-05-2012.

JOAQUÍN AYUSO GARCÍA; date of first appointment 25-05-2012.

FRANCISCO JAVIER CAMPO GARCÍA; date of first appointment 25-05-2012.

CARLOS EGEA KRAUEL; date of first appointment 14-09-2017.

JOSÉ LUIS FEITO HIGUERUELA; date of first appointment 25-05-2012.

FERNANDO FERNÁNDEZ MÉNDEZ DE ANDÉS; date of first appointment 25-05-2012.

LAURA GONZÁLES MOLERO; date of first appointment 25-10-2018.

ANTONIO GREÑO HIDALGO; date of first appointment 15-03-2016.

JORGE COSMEN MENÉNDEZ-CASTAÑEDO; date of first appointment 25-05-2012.

NURIA OLIVER RAMÍREZ; date of first appointment 27-03-2020

IT IS INTENDED THAT, UPON COMPLETION OF THE MERGER, THE BOARD OF DIRECTORS OF CAIXABANK, S.A. WILL BE COMPOSED OF THE FOLLOWING MEMBERS:

JOAQUÍN AYUSO GARCÍA

FRANCISCO JAVIER CAMPO GARCÍA

EVA CASTILLO SANZ

FERNANDO MARIA COSTA DUARTE ULRICH

MARÍA VERÓNICA FISAS VERGÉS

CRISTINA GARMENDIA MENDIZÁBAL

JOSÉ IGNACIO GOIRIGOLZARRI TELLAECHE

GONZALO GORTÁZAR ROTAECHE

MARÍA AMPARO MORALEDA MARTÍNEZ

TOMÁS MUNIESA ARANTEGUI

JOHN S. REED

EDUARDO JAVIER SANCHIZ IRAZU

TERESA SANTERO QUINTILLÁ

JOSÉ SERNA MASIÁ

KORO USARRAGA UNSAIN

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